UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2011 (May 27, 2011)

Signature Group Holdings, Inc.

Nevada	001-08007	95-2815260
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15303 Ventura Blvd., Suite 1600 Sherman Oaks, CA		91403
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 409-4340

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On May 27, 2011, Robert A. Peiser delivered a resignation letter addressed to the Chairman of the Board of Directors of Signature Group Holdings, Inc. (the “Company”), in which he informed the Company of his resignation as a member of the Company’s Board of Directors and from all committees on which he is serving, effective immediately. A copy of Mr. Peiser’s resignation letter is attached hereto as Exhibit 99.1. Mr. Peiser served as a member of the Board of Director’s Audit Committee and Executive and Legal Committee.

Mr. Peiser was one of the directors appointed to the Company’s Board of Directors in connection with the Company’s emergence from bankruptcy proceedings on June 11, 2010 pursuant to a bankruptcy court approved plan of reorganization (the “Signature Plan”). The Signature Plan provided for, among other things, the future strategic direction and business plan for the Company, as well as the Company having an external management structure to implement the business plan. The Signature Plan was confirmed by the bankruptcy court and overwhelmingly approved by 69.6% of the Company’s outstanding common shares, as well as by 88.7% of the Company’s then outstanding trust preferred securities. Notwithstanding the foregoing, Mr. Peiser stated in his resignation letter that the reasons for his resignation were his disagreement with the strategic direction and the external management structure of the Company.

Pursuant to the requirements of Item 5.02 of Form 8-K, the Company has provided Mr. Peiser with a copy of this Current Report on Form 8-K concurrent with its filing with the Securities and Exchange Commission today.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Resignation letter of Robert A. Peiser, dated May 26, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURE GROUP HOLDINGS, INC.

Date: May 31, 2011	By:	/s/ David N. Brody
Name: David N. Brody
Title: Sr. Vice President, Counsel & Secretary